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                                                                     EXHIBIT 4.3

                                 AMENDMENT NO. 2
                                     TO THE
                    TLC VISION (USA) CORPORATION 401(k) PLAN
                AS AMENDED AND RESTATED JANUARY 1, 2004 ("PLAN")

      Pursuant to Section 10.01 of the TLC Vision (USA) Corporation 401(k), as amended and restated as of January 1, 2004 ("Plan"), TLC Vision (USA) Corporation hereby adopts this Amendment to the Plan to comply with final and temporary regulations under Internal Revenue Code ("Code") Section 401(a)(9) pursuant to the procedures set forth in Rev. Proc. 2002-29.

ARTICLE I. MINIMUM DISTRIBUTION REQUIREMENTS.

SECTION 1. GENERAL RULES

      1.1 EFFECTIVE DATE. The provisions of this article will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year,

      (check box if earlier effective date is applicable and insert date) o as well as required minimum distributions for the 2002 calendar year that are made on or after __________________, 2002.

      1.2 COORDINATION WITH MINIMUM DISTRIBUTION REQUIREMENTS PREVIOUSLY IN EFFECT. If the box in section 1.1 above is checked, such that an effective date earlier than the 2003 calendar year is specified, then required minimum distributions for 2002 under this article will be determined as follows:

            (a) If the total amount of 2002 required minimum distributions under the Plan made to the distributee prior to the effective date of this article equals or exceeds the required minimum distributions determined under this article, then no additional distributions will be required to be made for 2002 on or after such date to the distributee.

            (b) If the total amount of 2002 required minimum distributions under the plan made to the distributee prior to the effective date of this article is less than the amount determined under this article, then required minimum distributions for 2002 on and after such date will be determined so that the total amount of required minimum distributions for 2002 made to the distributee will be the amount determined under this article.

      1.3 PRECEDENCE. The requirements of this article will take precedence over any inconsistent provisions of the Plan.

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      1.4   REQUIREMENTS OF TREASURY REGULATIONS INCORPORATED. All distributions required under this article will be determined and made in accordance with the Treasury regulations under section 401(a)(9) of the Internal Revenue Code.

SECTION 2. TIME AND MANNER OF DISTRIBUTION.

      2.1 REQUIRED BEGINNING DATE. The Participant's entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's required beginning date.

      2.2 DEATH OF PARTICIPANT BEFORE DISTRIBUTIONS BEGIN. If the Participant dies before the distributions begin, the Participant's entire interest will be distributed, or begin to be distributed, no later than as follows:

            (a) If the Participant's surviving spouse is the Participant's sole designated beneficiary, then, except as provided in Section 5, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70-1/2, if later.

            (b) If the Participant's surviving spouse is not the Participant's sole designated beneficiary, then, except as provided in Section 5, distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

            (c) If there is no designated beneficiary as of September 30 of the year following the year of the Participant's death, the participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

            (d) If the Participant's surviving spouse is the Participant's sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this section 2.2, other than section 2.2(a), will apply as if the surviving spouse were the Participant.

For purposes of this section 2.2 and section 4, unless section 2.2(d) applies, distributions are considered to begin on the Participant's required beginning date. If section 2.2(d) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under section 2.2(a). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant's' required beginning date (or to the Participant's surviving spouse before the date distributions are required to begin to the surviving spouse under section 2.2(a)), the date distributions are considered to begin is the date distributions actually commence.

      2.3 FORMS OF DISTRIBUTION. Unless the Participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance

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with sections 3 and 4 of this article. If the Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of section 401(a)(9) of the Code and the Treasury Regulations.

SECTION 3. REQUIRED MINIMUM DISTRIBUTIONS DURING PARTICIPANT'S LIFETIME.

      3.1 AMOUNT OF REQUIRED MINIMUM DISTRIBUTION FOR EACH DISTRIBUTION CALENDAR YEAR. During the Participant's lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

            (a) the quotient obtained by dividing the Participant's account balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant's age as of the Participant's birthday in the distribution calendar year; or

            (b) if the Participant's sole designated beneficiary for the distribution calendar year is the Participant's spouse, the quotient obtained by dividing the Participant's account balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the distribution calendar year.

      3.2 LIFETIME REQUIRED MINIMUM DISTRIBUTIONS CONTINUE THROUGH YEAR OF PARTICIPANT'S DEATH. Required minimum distributions will be determined under this section 3 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant's date of death.

SECTION 4. REQUIRED MINIMUM DISTRIBUTIONS AFTER PARTICIPANT'S DEATH.

      4.1   DEATH ON OR AFTER DATE DISTRIBUTIONS BEGIN.

            (a) PARTICIPANT SURVIVED BY DESIGNATED BENEFICIARY. If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant's designed beneficiary, determined as follows:

                  (1) The Participant's remaining life expectancy is calculated using the age of the participant in the year of death, reduced by one for each subsequent year.

                  (2) If the Participant's surviving spouse is the Participant's sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant's death using the surviving spouse's age as of the spouse's birthday in that year. For distribution calendar years after the year of the surviving spouse's death, the remaining life expectancy of the surviving

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      spouse is calculated using the date of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year.

                  (3) If the Participant's surviving spouse is not the Participant's sole designated beneficiary, the designated beneficiary's remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

            (b) NO DESIGNATED BENEFICIARY. If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the participant's remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

      4.2   DEATH BEFORE DATE DISTRIBUTIONS BEGIN.

            (a) PARTICIPANT SURVIVED BY DESIGNATED BENEFICIARY. Except as provided in Section 5, if the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the remaining life expectancy of the Participant's designated beneficiary, determined as provided in section 4.1.

            (b) NO DESIGNATED BENEFICIARY. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

            (c) DEATH OF SURVIVING SPOUSE BEFORE DISTRIBUTIONS TO SURVIVING SPOUSE ARE REQUIRED TO BEGIN. If the Participant dies before the date distributions begin, the Participant's surviving spouse is the Participant's sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under section 2.2(a), this section 4.2 will apply as if the surviving spouse were the Participant.

SECTION 5. SPECIAL ELECTIONS. This Section is effective on and after January 1, 2004.

      Participants or beneficiaries may elect on an individual basis whether the 5-year rule or the life expectancy rule in Sections 2.2 and 4.2 applies to distributions after the death of a Participant who has a designated beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under Section 2.2, or by September 30 of the calendar year which contains the fifth anniversary of the Participant's (or, if applicable, surviving spouse's) death. If neither the Participant nor beneficiary

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makes an election under this section 5.1, distributions will be made in accordance with Sections 2.2 and 4.2.

SECTION 6. DEFINITIONS.

      6.1 DESIGNATED BENEFICIARY. The individual who is designated as the beneficiary under section 5.03 of the Plan and is the designated beneficiary under section 401(a)(9) of the Internal Revenue Code and section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

      6.2 DISTRIBUTION CALENDAR YEAR. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin under section 2.2. The required minimum distribution for the Participant's first distribution calendar year will be made on or before the Participant's required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant's required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

      6.3 LIFE EXPECTANCY. Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.

      6.4 PARTICIPANT'S ACCOUNT BALANCE. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

      6.5 REQUIRED BEGINNING DATE. The date specified in section 6.02(d)(3)(A) of the Plan and referred to therein as the "required distribution date."

ARTICLE II. EXECUTION.

      TLC Vision (USA) Corporation has caused this Amendment to be executed on January 26, 2004.

                                            TLC VISION (USA) CORPORATION,
                                            Company

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Zindley L. Stahl                            By: /s/ Robert W. May
_______________________________             ____________________________________
Witness                                          Robert W. May
                                            Its: Secretary

Zindley L. Stahl                            /s/ Robert W. May
_______________________________             ____________________________________
Witness                                     Robert W. May, Trustee

Zindley L. Stahl                            /s/ B. Charles Bono III
_______________________________             ____________________________________
Witness                                     B. Charles Bono III, Trustee

Zindley L. Stahl                            /s/ Stephen Tucker
_______________________________             ____________________________________
Witness                                     Stephen Tucker, Trustee